UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Item 5.  Other Events.

On August 20, 2004, SIRVA, Inc. (“SIRVA”) issued a press release announcing that Frederic F. Brace, Dame Pauline Neville-Jones and Axel Rückert had been elected to the Board of Directors (the “Board”) of SIRVA.  Mr. Brace joined the Board as a Class I Director, with a term that expires at the 2007 annual meeting of stockholders; Dame Pauline joined the Board as a Class II Director, with a term that expires at the 2005 annual meeting of stockholders; and Mr. Rückert joined the Board as a Class III Director, with a term that expires at the 2006 annual meeting of stockholders.

Mr. Brace and Dame Pauline were also appointed to the Audit Committee of the Board, and Mr. Rückert was appointed to the Compensation Committee and the Nominating and Governance Committee.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

(c)       Exhibits

Exhibit Number

Description

99.1	News release, dated August 20, 2004, of SIRVA, Inc., announcing the election of Frederic F. Brace, Dame Pauline Neville-Jones and Axel Rückert to the Board of Directors of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: August 20, 2004
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel and Secretary